SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2009

Integrated Electrical Services, Inc.
(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1800 West Loop South, Suite 500
Houston, Texas  77027
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Departure of Directors or Certain Officers.

On October 1, 2009, Integrated Electrical Services, Inc. (the “Company”) was informed by Johnny A. Menninga, Vice President and General Manager of IES Commercial, Inc., a subsidiary of the Company (“IES Commercial”), of his intention to terminate his employment with IES Commercial effective October 31, 2009.  Mr. Menninga, who was a named executive officer in the Company’s proxy materials filed on January 2, 2009, is a party to that certain Second Amended and Restated Employment Agreement, dated January 15, 2009, with IES Commercial.

The foregoing description of the Second Amended and Restated Employment Agreement is qualified in its entirety by reference to the Second Amended and Restated Employment Agreement, which is incorporated by reference herein and attached as Exhibit 10.1 hereto.

(e)           Compensatory Arrangements of Certain Officers.

On January 15, 2009, IES Commercial entered into that certain Second Amended and Restated Employment Agreement with Johnny A. Menninga (the “Employment Agreement”).  Pursuant to the terms of the Employment Agreement, effective January 1, 2009, Mr. Menninga is entitled to annual base salary of $280,000; thereafter, effective January 1, 2010, Mr. Menninga will be entitled to an annual base salary of $260,000, provided that the geographical scope of Mr. Menninga’s responsibility and accountability does not appreciably increase during the period.  For the fiscal year ended September 30, 2009, Mr. Menninga is entitled to receive an annual bonus of not less than $140,000; thereafter, Mr. Menninga will be given the opportunity to earn an annual incentive bonus on the same basis as others employed in his same position.  Additionally, Mr. Menninga is eligible to receive an initial retention bonus of $30,000, provided that he remains actively employed by IES Commercial on October 1, 2009; thereafter, Mr. Menninga will be eligible to receive a second retention bonus of $20,000, provided that he remains actively employed by IES Commercial on March 1, 2010.  During the term of the Employment Agreement, Mr. Menninga is subject to a non-competition agreement (as set forth in paragraph 4 of the Employment Agreement, the “Non-Compete”) with the Company, IES Commercial and each subsidiary of the Company (each, an “IES Company” and together, the “IES Companies”).  In the event that Mr. Menninga voluntarily terminates his employment or is terminated without cause by IES Commercial during the term of the Employment Agreement, at IES Commercial’s election, Mr. Menninga will be entitled to receive twelve (12) months of this then-current base salary within thirty (30) days of the date of such termination in return for his continuing to be bound by the terms of the Non-Compete for a period of twelve (12) months from the date of termination.  As a precondition to receiving any payments under the Employment Agreement, Mr. Menninga must execute (and not have revoked) a general release of all claims he may have against the IES Companies.

The foregoing description of the terms of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is incorporated by reference herein and attached as Exhibit 10.1 hereto.

Item 9.01.	Financial Statements and Exhibits.
(d)           Exhibits.

Exhibit Number	Description
Exhibit 10.1	Second Amended and Restated Employment Agreement between IES Commercial, Inc., Integrated Electrical Services, Inc., and Johnny A. Menninga, dated January 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

Date: October 7, 2009	/s/ William L. Fiedler
William L. Fiedler
General Counsel

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Second Amended and Restated Employment Agreement between Johnny A. Menninga and Integrated Electrical Services, Inc., dated January 15, 2009